UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2026

Amentum Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42176	99-0622272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4800 Westfields Blvd., Suite #400
Chantilly, Virginia 20151
(703) 579-0410
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the
Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMTM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the
Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2
of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Board of Directors of Amentum Holdings, Inc. (the “Company”) approved an amendment and restatement of
Steven J. Demetriou’s, the Executive Chair of the Amentum Holdings Board of Directors, employment agreement with the Company (the “Employment Agreement”).  The Employment Agreement, the initial term of which ended on September 27, 2026, will continue until terminated by the Company or Mr. Demetriou. Under the Employment
Agreement, effective September 28, 2026, Mr. Demetriou’s base salary is $625,000 while his bonus/short-term incentive is 100% of his base salary. In addition, his long-term incentive (LTI) opportunity is a total intended target value at grant of $1,250,000.  The Employment Agreement was amended to remove severance obligations, except that Mr. Demetriou would be entitled to a pro-rata bonus and full accelerated vesting of any outstanding LTI awards.
The foregoing description of the Employment Agreement is hereby qualified in its entirety by reference to the full text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and between Steven J. Demetriou and Amentum Holdings, Inc. dated September 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMENTUM HOLDINGS, INC.

Date: October 2, 2026	By:	/s/ Michele T. St. Mary
		Name:	Michele T. St. Mary
		Title:	Chief Legal Officer and General Counsel